UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

February 23, 2006

THE BANK OF NEW YORK COMPANY, INC.

(exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation)

001-06152	13-2614959
(Commission file number)	(I.R.S. employer identification number)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

212-495-1784

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 23, 2006, the Compensation and Organization Committee (the “Committee”) of the Company’s Board of Directors took certain actions relating to the compensation of the Company’s named executive officers.

Award of Cash Bonuses for 2005 under the Company’s 2004 Management Incentive Compensation Plan

The Committee awarded annual cash bonus awards for 2005 to the Company’s named executive officers under the Company’s 2004 Management Incentive Compensation Plan (the “2005 MICP Bonuses”). The 2005 MICP Bonuses were determined based upon the achievement of net income performance goals established by the Committee in early 2005 and reduced as appropriate, based on other financial and non-financial issues.

The following chart sets forth the amount of the 2005 MICP Bonuses for the Company’s named executive officers (as such term is defined in Item 402 of the Securities and Exchange Commission’s Regulation S-K):

Name	Amount of Award
Thomas A Renyi	$3,000,000
Gerald L. Hassell	$2,100,000
Bruce Van Saun	$1,752,000
Joseph M. Velli	$1,250,000
Donald R. Monks	$1,175,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2006

THE BANK OF NEW YORK COMPANY, INC. (Registrant)

By:	/s/ Thomas J. Mastro
Name:	Thomas J. Mastro
Title:	Comptroller